Exhibit 10.1

Final Form

SNAP ONE HOLDINGS CORP.

STOCKHOLDERS AGREEMENT

Dated as of                , 2021

TABLE OF CONTENTS

Page

Article I

DEFINITIONS

Section 1.1.	Definitions	1
Section 1.2.	Definitions Cross References	6
Section 1.3.	General Interpretive Principles	7

Article II

REPRESENTATIONS AND WARRANTIES

Section 2.1.	Representations and Warranties of the Parties	7

Article III

GOVERNANCE

Section 3.1.	Board of Directors	8
Section 3.2.	Sharing of Information	9

Article IV

TRANSFER RESTRICTIONS

Section 4.1.	General Restrictions on Transfers	10
Section 4.2.	Permitted Transfers	11
Section 4.3.	Transfer Restriction Period	11

Article V

REGISTRATION RIGHTS

Article VI

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 6.1.	Further Assurances	27
Section 6.2.	Other Businesses; Waiver of Certain Duties	27
Section 6.3.	Legends on Securities	28
Section 6.4.	Reimbursement	28

Article VII

ADDITIONAL PARTIES

Section 7.1.	Additional Parties	29

Article VIII

INDEMNIFICATION

Section 8.1.	Indemnification	29
Section 8.2.	Insurance	31

Article IX

MISCELLANEOUS

EXHIBITS

Exhibit A	Joinder Agreement
Exhibit B	Consent of Spouse
Exhibit C	Specified Stockholders
Exhibit D	Specified Management Stockholders

SNAP ONE HOLDINGS CORP.

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, this “Agreement”) is dated as of                , 2021, and is entered into by and among:

(i)            the Company (as defined below);

(ii)           (a) Hellman & Friedman Capital Partners VIII, L.P., a Cayman Islands exempted limited partnership (“HFCP VIII”), (b) Hellman & Friedman Capital Partners VIII (Parallel), L.P., a Cayman Islands exempted limited partnership (“VIII Parallel”), (c) HFCP VIII (Parallel-A), L.P., a Delaware limited partnership (“Parallel-A”), (d) Hellman & Friedman Executives VIII, L.P., a Cayman Islands exempted limited partnership (“Executives VIII”), (e) H&F Associates VIII, L.P., a Cayman Islands exempted limited partnership (“Associates VIII”) and (f) H&F Copper Holdings VIII, L.P., a Delaware limited Partnership (“Copper VIII” and together with HFCP VIII, VIII Parallel, Parallel-A, Executives VIII and Associates VIII, the “Initial H&F Stockholders”);

(iii)          the Employee Stockholders (as defined below) that have executed and delivered a signature page to this Agreement or a Joinder Agreement (as defined below); and

(iv)          any other Person (as defined below) who becomes a party hereto pursuant to Article VII.

WHEREAS, in accordance with the terms of the Unitholders Agreement (as defined below) and the Partnership Agreement (as defined below), shares of Common Stock (as defined below) will be distributed to the holders of outstanding interests in the Partnership (as defined below) and the Partnership will subsequently be dissolved;

WHEREAS, the Company intends to consummate an Initial Public Offering (as defined below) of shares of Common Stock and enter into the Underwriting Agreement (as defined below) in connection therewith; and

WHEREAS, in connection with such events, the parties hereto desire to provide for certain governance rights and other matters upon the effectiveness of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto mutually agree as follows:

Article I

DEFINITIONS

Section 1.1.         Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Adverse Disclosure” means public disclosure of material non-public information which, in the Board’s good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made in any report or Registration Statement filed with the SEC by the Company so that such report or Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such report or Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control,” as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) the Company, its Subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any Stockholder or any of such Stockholder’s Affiliates (other than the Company, its Subsidiaries and its other controlled Affiliates) (and vice versa), and (ii) none of the H&F Stockholders shall be considered Affiliates of any portfolio company in which the H&F Stockholders or any of their investment fund Affiliates have made a debt or equity investment (and vice versa).

“Applicable Employee” means (i) with respect to any Employee Stockholder that is a Service Provider, such Service Provider and (ii) with respect to any Employee Stockholder that is not a Service Provider, the Service Provider with respect to whom such Employee Stockholder is (or is permitted to be) a Permitted Assignee.

“Beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that (i) no Stockholder shall be deemed to beneficially own any Securities held by any other Stockholder solely by virtue of the provisions of this Agreement (other than this definition) and (ii) with respect to any Securities held by a Stockholder that are exercisable for, convertible into or exchangeable for Shares upon delivery of consideration to the Company or any of its Subsidiaries, such Shares shall not be deemed to be beneficially owned by such Stockholder unless, until and to the extent such Securities have been exercised, converted or exchanged and such consideration has been delivered by such Stockholder to the Company or such Subsidiary.

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in New York City, New York.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” means Snap One Holdings Corp., a Delaware corporation (including any successors or assigns thereof).

“Consent of Spouse” means a consent of spouse substantially in the form of Exhibit B attached hereto or otherwise acceptable to the Company or the Board.

“Controlled Entity” means any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise controlled by the Company.

“Covered Person” means (i) each Director, officer or liquidating trustee, in each case in his, her or its capacity as such, (ii) any Person of which a Director is an officer, director, shareholder, partner, member, employee, representative or agent, or (iii) any Affiliate, officer, director, manager, trustee, shareholder, partner, member, beneficiary, representative or agent of any of the foregoing, whether or not such Person continues to have the applicable status referred to in such clauses.

“Director” means an individual elected or appointed to, or otherwise serves on, the Board.

“Employee Stockholder” means (i) each Stockholder that is a Service Provider for so long as he or she holds Securities, (ii) any other individual who (a) holds Securities, (b) has become a party to this Agreement pursuant to Article IX and (c) is a Service Provider at the time he or she becomes a party to this Agreement and (iii) any Permitted Assignee of any of the Stockholders identified in the immediately foregoing clauses (i) and (ii) that beneficially owns and holds of record, Securities.

“Employee Stockholders Approval” means the affirmative approval or consent of the Employee Stockholders holding a majority of the outstanding Shares held by all Employee Stockholders.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“FINRA” means the Financial Industry Regulatory Authority.

“H&F Stockholders” means the Initial H&F Stockholders that hold Securities and any of their Affiliates or successors that hold Securities and have become parties to this Agreement pursuant to Article IX.

“Initial Public Offering” means the consummation of the initial underwritten public offering of Shares (or any other Securities) that is registered under the Securities Act.

“Joinder Agreement” means a joinder substantially in the form of Exhibit A attached hereto or otherwise acceptable to the Company, the Board and the H&F Stockholders.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law) necessary to cause such specified result, including (i) voting or providing a written consent or proxy with respect to a Stockholder’s Shares (or any other voting Securities, if any) whether at any annual or special meeting, by written consent or otherwise, (ii) causing the adoption of stockholders’ resolutions and amendments to the certificate of incorporation, bylaws or equivalent governing document, (iii) causing members of the Board (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such members may have as directors) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments necessary to achieve such specified result and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such specified result.

“Non-H&F Stockholders” means each of the Stockholders other than the H&F Stockholders.

“Partnership” means Crackle Holdings, L.P., a Delaware limited partnership.

“Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of August 4, 2017, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Permitted Assignee” means:

(i)            with respect to an Employee Stockholder, (x) the Applicable Employee with respect to such Employee Stockholder and/or (y) a transferee by testamentary or intestate disposition or any trust, limited partnership or other legal entity the beneficiary of which is one or more members of the immediate family of the Applicable Employee with respect to such Employee Stockholder (consisting of his or her spouse, ex-spouse, children, step-children, children-in-law, parents, step-parents or parents-in-law, including adoptive relationships, or their respective lineal descendants) and which is controlled by such Applicable Employee (an entity shall be deemed to be controlled by an Applicable Employee if such Applicable Employee has the power to direct the disposition and voting of the Securities transferred to such trust or other legal entity); provided, however, that, during the period that any such trust or other legal entity holds any right, title or interest in any Securities, no Person other than such Applicable Employee or one or more of such Applicable Employee’s immediate family members may be or may become beneficiaries, stockholders, limited or general partners or members thereof;

(ii)           in the case of any H&F Stockholder, any of its respective (x) Affiliates or (y) partners, members or other investors of any H&F Stockholder that become parties to this Agreement in connection with a distribution prior to or following an Initial Public Offering; and

(iii)          with respect to any other Stockholder, an Affiliate of such Stockholder so long as such Affiliate is either (x) wholly owned by such Stockholder or (y) directly or indirectly wholly owns such Stockholder.

“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Registration Expenses” means any and all expenses incident to the performance by the Company of its obligations under Article V or of a Registration or other Transfer, including (i) all SEC or stock exchange registration and filing fees (including, if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in Rule 5121 of FINRA (or any successor provision), and of its counsel), (ii) all fees and expenses of complying with securities or “blue sky” laws (including fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all rating agency fees, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including liability insurance if the Company so desires or if the underwriters so require, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, (vii) the fees and out-of-pocket expenses of not more than one law firm (as selected by the H&F Stockholders and/or the holders of a majority of the Registrable Securities included in the applicable registration or other Transfer) incurred by all the Holders in connection with the applicable registration or other Transfer, (viii) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities (including the reasonable out-of-pocket expenses of the Holders) and (ix) any other fees and disbursements customarily paid by the issuers of securities.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“SEC Restricted Securities” means all Securities other than (i) Securities, the offer and sale of which have been registered under a registration statement pursuant to the Securities Act and sold thereunder, (ii) Securities, with respect to which a sale or other disposition has been made in reliance on and in accordance with Rule 144 (or any successor provision) under the Securities Act, or (iii) Securities, with respect to which the holder thereof shall have delivered to the Company (a) an opinion of counsel in form and substance reasonably satisfactory to the Company, delivered by counsel reasonably satisfactory to the Company, (b) a “no action” letter from the SEC, or (c) such other evidence as may be reasonably satisfactory to the Company, in each case to the effect that subsequent transfers of such Securities may be effected without registration under the Securities Act.

“Securities” means, as of the relevant time of determination (without any double counting), Shares and any other equity securities (and any securities convertible into or exercisable or exchangeable for Shares or other equity securities) of the Company or any of its Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Service Provider” means any officer, employee, director, consultant and/or other individual service provider of the Company or its Subsidiaries.

“Share Equivalents” means, as of the relevant time of determination (without any double counting), (i) Shares and (ii) Shares issuable upon exercise, conversion or exchange of any Security that is currently exercisable for, convertible into or exchangeable for, as of any such date of determination, Shares without payment to the Company of any additional consideration.

“Shares” means, as of the relevant time of determination (without any double counting), any shares of Common Stock and any other equity securities of the Company received in respect of such Common Stock in connection with any combination, recapitalization, merger, consolidation or other reorganization or by way of stock split, combination or reclassification, stock dividend or other distribution.

“Specified Stockholders” means each of the Stockholders set forth on Exhibit C attached hereto and their respective Permitted Assignees that hold Securities from time to time.

“Stockholders” means each of the Persons specified in the preamble that hold Securities and each additional Person who becomes a party to this Agreement pursuant to Article IX hereof as a holder of Securities.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.

“Underwriting Agreement” means an underwriting agreement among the Company, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and the other investment banks party thereto with respect to an underwritten initial Public Offering.

“Unitholders Agreement” means the Unitholders Agreement, dated as of August 4, 2017, by and among the Partnership, Crackle Holdings GP, LLC as general partner and the other Persons from time to time parties thereto, as may be amended, supplemented, restated or modified from time to time in accordance with its terms.

Section 1.2.         Definitions Cross References.

Automatic Shelf Registration Statement	Section 5.1(a)
Claims	Section 8.1(a)
Confidential Information	Section 3.2
Demand Delay	Section 5.3(a)(ii)
Demand Period	Section 5.3(c)
Demand Registration	Section 5.3(a)
Eligible Take-Down Holders	Section 5.1(b)
H&F Initiating Holders	Section 5.1(c)
H&F Nominees	Section 3.1(b)(i)
Holder	Section 5.1(d)
Indemnification Sources	Section 8.1(b)
Indemnified Party	Section 5.7(c)
Indemnifying Party	Section 5.7(c)
Indemnitee	Section 8.1(a)
Indemnitee-Related Entities	Section 8.1(b)
Jointly Indemnifiable Claims	Section 8.1(b)
Majority Shelf Holders	Section 5.2(b)
Marketed	Section 5.1(e)
Marketed Underwritten Shelf Take-Down	Section 5.2(d)(ii)
Prospectus	Section 5.1(f)
Registrable Securities	Section 5.1(h)
Registration Statement	Section 5.1(g)
Representatives	Section 3.2
Restricted Shelf Take-Down	Section 5.2(d)(iii)(A)
Restricted Shelf Take-Down Notice	Section 5.2(d)(iii)(A)
Restricted Take-Down Selling Holders	Section 5.2(d)(iii)(A)
Shelf Holder	Section 5.2(a)
Shelf Registration Notice	Section 5.2(a)
Shelf Registration Statement	Section 5.1(i)
Shelf Suspension	Section 5.2(c)
Shelf Take-Down Initiating Holder	Section 5.2(d)(i)
Take-Down Participation Notice	Section 5.2(d)(iii)(B)
Take-Down Tagging Holders	Section 5.2(d)(iii)(A)
Third Party Holder	Section 5.1(k)
Third Party Shelf Holder	Section 5.2(a)
Transfer	Section 4.1(a)
Transfer Restriction Period	Section 4.3(a)
Underwritten Shelf Take-Down	Section 5.2(d)(i)(A)
Underwritten Shelf Take-Down Notice	Section 5.2(d)(i)(A)
Well-Known Seasoned Issuer	Section 5.1(l)

Section 1.3.         General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall not be limiting and shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. The use of “Affiliates” and “Subsidiaries” shall be deemed to be followed by the words “as such entities exist as of the relevant date of determination.” Any reference to “days” shall mean calendar days unless such reference is to a “Business Day”. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement.

Article II

REPRESENTATIONS AND WARRANTIES

Section 2.1.         Representations and Warranties of the Parties. Each of the parties hereto hereby represents and warrants to each of the other parties, as of the date hereof (and in respect of Persons who become a party to this Agreement after the date hereof, such party hereby represents and warrants to each of the other parties on the date of its, his or her execution of this Agreement or a Joinder Agreement) as follows:

(a)           Such party, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b)           Such party has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such party. This Agreement has been duly executed and delivered by such party and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(c)           The execution and delivery by such party of this Agreement and the performance by such party of its, his or her obligations hereunder by such party does not and will not violate (i) in the case of parties who are not individuals, any provision of its by-laws, charter, articles of association, partnership agreement or other similar document, (ii) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.

(d)           No consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with the execution, delivery or enforceability of this Agreement or the consummation of any of the transactions contemplated herein.

(e)           Such party is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such party’s ability to enter into this Agreement or to perform its, his or her obligations hereunder.

(f)            There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such party to enter into this Agreement or to perform its, his or her obligations hereunder.

(g)           To the extent such party is an Employee Stockholder or a natural person, if such Person is resident in a community property state, such Person’s spouse, if any, has duly executed, or solely if consented to in advance by the Company, will duly execute, a Consent of Spouse, and such Consent of Spouse was delivered as of the date of this Agreement, or, if later, the date such Person became a party. Such Consent of Spouse was or will be duly authorized, executed and delivered by such spouse and effectively binds such spouse to the terms set forth therein.

Article III

GOVERNANCE

Section 3.1.         Board of Directors.

(a)           Board Size. The size of the Board shall be determined in the manner set forth from time to time in the Company’s certificate of incorporation or bylaws. As of the date of this Agreement, the initial size of the Board is eight Directors.

(b)           Board Representation.

(i)          Unless otherwise agreed in writing by the H&F Stockholders, to the extent permitted by applicable law and the rules of the principal stock exchange or inter-dealer quotation system on which the Shares are then traded or listed, the H&F Stockholders shall have the right to nominate a number of individuals for election to the Board equal to the product of the following (such individuals, the “H&F Nominees”): (x) the percentage of the outstanding Share Equivalents beneficially owned by the H&F Stockholders, taken together, multiplied by (y) the number of Directors then on the Board, rounded up to the nearest whole number; provided, that the H&F Stockholders shall have the right to nominate at least one H&F Nominee for so long as the H&F Stockholders beneficially own, in the aggregate, at least two and one half percent (2.5%) of the then outstanding Share Equivalents of the Company, except that such right set forth in this proviso shall not apply with respect to any such election if the Board is divided into multiple classes of Directors, an H&F Nominee has previously been elected to the Board and the term of such H&F Nominee is not expiring concurrently with such election.

(ii)         For so long as the H&F Stockholders have the right to nominate an H&F Nominee for election pursuant to Section 3.1(b), in connection with each election of Directors, the Company shall nominate each such H&F Nominee for election as a Director as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors, and shall provide the highest level of support for the election of each H&F Nominee as it provides to any other individual standing for election as a Director of the Company as part of the Company’s slate of Directors.

(iii)        In the event that an H&F Nominee shall cease to serve as a Director for any reason (other than the failure of the stockholders of the Company to elect such individual as a Director), the H&F Stockholders shall have the right to nominate another H&F Nominee to fill the vacancy resulting therefrom. For the avoidance of doubt, it is understood that the failure of the stockholders of the Company to elect any H&F Nominee shall not affect the right of the Persons entitled to designate such H&F Nominee pursuant to Section 3.1(b)(i) to designate an H&F Nominee for election pursuant to Section 3.1(b)(i) in connection with any future election of Directors of the Company.

(iv)        Each Non-H&F Stockholder hereby agrees with the Company to take all Necessary Action to effect the appointment of each H&F Nominee nominated in accordance herewith.

(v)         Upon the classification of the Board into three (3) classes, the initial H&F Nominees shall be Erik Ragatz, Jacob Best, and Annmarie Neal. Upon the classification of the Board into three (3) classes, the initial Class I Directors shall consist of Erik Ragatz, John Heyman, and Martin Plaehn, the initial Class II Directors shall consist of Kenneth Wagers III, Adalio Sanchez, and Annmarie Neal, and, the initial Class III Directors shall consist of Jacob Best and Amy Steel Vanden-Eykel.

Section 3.2.         Sharing of Information. To the extent permitted by antitrust, competition or any other applicable Law, each of the Company and the H&F Stockholders agrees and acknowledges that the Directors affiliated with or nominated by the H&F may share confidential, non-public information about the Company and its subsidiaries (“Confidential Information”) with the H&F Stockholders and their Affiliates and their respective employees, auditors, investors, partners, members, creditors, advisors, counsel and other representatives (collectively, “Representatives”). Each of the H&F Stockholders recognizes that it, or its Representatives, has acquired or will acquire Confidential Information the use or disclosure of which could cause the Company substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, each of the H&F Stockholders covenants and agrees with the Company that it will not (and will cause its respective controlled affiliates and will instruct its Representatives not to) at any time, except with the prior written consent of the Company, directly or indirectly, disclose any Confidential Information known to it to any third party (other than the H&F Stockholders and their Representatives), unless (a) such information becomes known to the public through no breach of this Section 3.2 by such party, (b) disclosure is required by applicable law, regulation, legal or judicial process or requested by a regulatory, self-regulatory or governmental entity or authority or bank examiner; provided, that (other than in the case of any required filing following the date of this Agreement with the SEC or in connection with any audit or examination as described below) the H&F Stockholders or such Representatives promptly notify the Company of such requirement or request and takes commercially reasonable steps, at the sole cost and expense of the Company, to minimize the extent of any such required disclosure, (c) such information was available or becomes available to the H&F Stockholders or such Representatives before, on or after the date of this Agreement, without restriction, from a source (other than the Company) without any breach of duty to the Company or (d) such information was independently developed by such H&F Stockholders or such Representatives without the use of the Confidential Information. Notwithstanding the foregoing, nothing in this Agreement shall prohibit any of the H&F Stockholders or their Representatives from disclosing Confidential Information (x) to any actual or prospective investor, limited partner, member or shareholder or private equity or other investment fund of an H&F Stockholder or any of its Affiliates, provided, that such Person shall be bound by or subject to an obligation of confidentiality with respect to such Confidential Information, (y) if such disclosure is made to a governmental or regulatory entity or authority with jurisdiction over such party in connection with any audit or examination that is not specifically directed at the Company or the Confidential Information, provided, that such party shall request that confidential treatment be accorded to any information so disclosed or (z) if such disclosure is reasonably required or advisable in connection with a tax audit involving such Party or its affiliates. No Confidential Information shall be deemed to be provided to any Person, including any affiliate or representative of the H&F Stockholders, unless such Confidential Information is actually provided to such Person.

Article IV

TRANSFER RESTRICTIONS

Section 4.1.         General Restrictions on Transfers.

(a)           Each Stockholder hereby agrees with the Company that such Stockholder shall not, directly or indirectly, sell, exchange, assign, pledge, hypothecate, gift or otherwise transfer, dispose of or encumber (all of which acts shall be deemed included in the term “Transfer” as used in this Agreement) any Securities or any legal, economic or beneficial interest in any Securities (in each case, whether held in its own right or by its representative and whether voluntary or involuntary or by operation of law) unless (i) to the extent such Transfer constitutes a Transfer of Securities, such Transfer of Securities is made on the books of the Company (or its transfer agent) and is not in violation of the provisions of this Article IV and (ii) the transferee of such Securities (if other than (A) the Company or any of its Subsidiaries, (B) a transferee in a sale of Securities made under Rule 144 under the Securities Act after an Initial Public Offering, (C) a transferee of Securities pursuant to an offer and sale registered under the Securities Act or pursuant to clause (vi) of Section 4.3(a) or (D) a partner, member or other investor of any Stockholder that is a private equity fund that makes a distribution prior to or following an Initial Public Offering) agrees to become a party to this Agreement pursuant to Article VII hereof and executes such further documents as may be necessary, in the reasonable judgment of the Company, to make him, her or it a party hereto, including, to the extent such transferee is a resident in a community property state (including California), a Consent of Spouse, duly authorized, executed and delivered by such transferee’s spouse, if any. For the avoidance of doubt, it is understood and agreed that solely with respect to the H&F Stockholders, a bona fide direct or indirect Transfer of partnership interests in any private equity fund affiliated with, or managed by, Hellman & Friedman LLC, or its Affiliates, as the case may be, or any Person that holds a direct or indirect interest in such private equity fund, to another partner or to a third party, shall not constitute a Transfer for purposes of this Agreement.

(b)           Any purported Transfer of Securities or any interest in any Securities other than in accordance with this Agreement by any Stockholder shall be null and void ab initio, and the Company shall refuse to recognize any such Transfer for any purpose and shall not reflect in its records any change in record ownership of Securities pursuant to any such Transfer.

(c)           Each Stockholder acknowledges that the SEC Restricted Securities have not been registered under the Securities Act and may not be transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Stockholder agrees that it, he or she will not Transfer any SEC Restricted Securities at any time if such action would constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of SEC Restricted Securities under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder. Each Stockholder agrees that any SEC Restricted Securities to be held by it, him or her that are represented by certificates shall bear the restrictive legend set forth in Section 6.3.

(d)           No Non-H&F Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Securities or enter into any agreements or arrangements of either kind with any person with respect to any Securities inconsistent with the provisions of this Agreement, including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any Securities, nor shall any Non-H&F Stockholder act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting (if applicable) of any Securities in any manner which is inconsistent with the provisions of this Agreement.

Section 4.2.         Permitted Transfers.

(a)           (i) Each Stockholder (other than an Employee Stockholder) may Transfer any or all of the Securities held by it to any of its Permitted Assignees without complying with the provisions of this Article IV, other than Section 4.1; provided, however, that, with respect to a Transfer to a Permitted Assignee, (x) such Permitted Assignee shall have agreed with the Company, in a written instrument reasonably satisfactory to the Company, that it will immediately convey record and beneficial ownership of all Securities and all rights and obligations hereunder to such Stockholder or another Permitted Assignee of such Stockholder prior to such time as it would cease to be a Permitted Assignee of such Stockholder and (y) as a condition to such Transfer, such Permitted Assignee shall become a party to this Agreement as provided in Section 4.1(a) and (ii) any Stockholder that is a private equity fund may, subject to compliance with Section 5.13 distribute any or all of the Securities held by it to its partners, members or other investors without complying with the provisions of this Article IV, other than Section 4.1.

(b)           Each Stockholder that is an Employee Stockholder may Transfer any or all of the Securities held by him, her or it to a Permitted Assignee of such Employee Stockholder without complying with the provisions of this Article IV other than Section 4.1; provided, that (i) such Permitted Assignee shall have agreed with the Company, in a written instrument reasonably satisfactory to the Company, that he, she or it will immediately convey record and beneficial ownership of all Securities and all rights and obligations hereunder to such transferring Employee Stockholder or another Permitted Assignee of such transferring Employee Stockholder if he, she or it ceases to be a Permitted Assignee of such Employee Stockholder and (ii) as a condition to such Transfer, such Permitted Assignee shall become a party to this Agreement as provided in Section 4.1.

Section 4.3.         Transfer Restriction Period.

(a)           During the period beginning on the date hereof and ending on (and, for the avoidance of doubt, not including) (x) in the case of the Specified Stockholders, the twelve-(12) month anniversary of an Initial Public Offering, and (y) in the case of all Stockholders other than the Specified Stockholders and the H&F Stockholders, one hundred eighty (180) days after the effective date of a Registration Statement of the Company filed in connection with an Initial Public Offering (such period, the “Transfer Restriction Period”), each Stockholder (other than the H&F Stockholders) hereby agrees with the Company that such Stockholder shall not Transfer any Securities to any Person, except, subject to compliance with Section 4.1, Transfers:

(i)          to the Company or any of its Affiliates or to any H&F Stockholder or any of its Affiliates;

(ii)         to a Permitted Assignee or as otherwise contemplated pursuant to and in compliance with Section 4.2 (Permitted Transfers);

(iii)        pursuant to and in compliance with Article V (Registration Rights);

(iv)        pursuant to the Underwriting Agreement;

(v)	by the Stockholders set forth on Exhibit D of a number of Shares in connection with the Initial Public Offering not to exceed the number of Shares set forth opposite such Stockholder’s name on Exhibit D;

(vi)	by Employee Stockholders of Shares purchased or acquired by such Employee Stockholders (A) pursuant to the Company’s directed share program in connection with its Initial Public Offering or (B) following the consummation of the Initial Public Offering, (I) pursuant to the Company’s 2021 Employee Stock Purchase Plan or (II) in an “open market” transaction; and/or

(vii)	with the prior written consent of the Company.

(b)            If and to the extent any H&F Stockholder requests in connection with an actual or potential Transfer of Securities by such H&F Stockholder, the Company shall, and shall cause its Subsidiaries to, make members of the Company’s and its Subsidiaries’ management available to meet with prospective transferees, provide for the reasonable inspection of the Company’s and its Subsidiaries’ facilities and reasonable access to the Company’s and its Subsidiaries financial information and other books and records by prospective transferees and otherwise cooperate in any prospective transferee’s due diligence review of the Company and its Subsidiaries, including facilitating the cooperation of the Company’s counsel and independent public accountants with any such due diligence review, all pursuant to such potential transferee having entered into a customary confidentiality agreement regarding all confidential information received in connection with such due diligence review.

Article V

REGISTRATION RIGHTS

The Company hereby grants to each of the Holders (as defined below) the registration rights set forth in this Article V, with respect to the Registrable Securities (as defined below) owned by such Holders.

Section 5.1.      Certain Definitions. As used in this Article V:

(a)            “Automatic Shelf Registration Statement” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

(b)            “Eligible Take-Down Holders” means any and all of the H&F Initiating Holders.

(c)            “H&F Initiating Holders” means one or more H&F Stockholders or any assignee to whom an H&F Stockholder has transferred rights pursuant to Section 5.9.

(d)            “Holder” (collectively, “Holders”) means any Stockholder (and any transferee pursuant to Section 5.9) holding Registrable Securities, securities exercisable or convertible into Registrable Securities or securities exercisable for securities convertible into Registrable Securities.

(e)            “Marketed” means the use or involvement of a customary “road show” (including an “electronic road show”) or other substantial marketing effort by underwriters over a period of at least 48 hours.

(f)            “Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments, and all other material incorporated by reference in such prospectus.

(g)            “register”, “registered” and “registration” means a registration effected pursuant to a registration statement filed with the SEC (the “Registration Statement”) in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

(h)            “Registrable Securities” means (i) Shares held (whether now held or hereafter acquired) by a Stockholder or any transferee to the extent permitted by Section 5.9 or, without duplication, by any holder of Securities of the Company that holds registration or similar rights pursuant to an agreement between such holder of Securities and the Company and (ii) any Shares issued as (or, as of any such date of determination, then currently issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such Shares contemplated by the immediately foregoing clause (i); provided, however, that Shares shall cease to be treated as Registrable Securities if (a) a Registration Statement covering such securities has been declared effective by the SEC and such security has been disposed of pursuant to such effective Registration Statement, (b) a Registration Statement on Form S-8 (or any successor form) covering such Shares is effective and the Transfer of such Share is no longer subject to the restrictions on Transfer set forth in Section 4.3, (c) such Shares are sold pursuant to Rule 144 or 145 promulgated under the Securities Act (or another exemption from the registration requirements of the Securities Act), (d) such Shares cease to be outstanding or (e) the Holder thereof, together with his, her or its Permitted Assignees, beneficially owns (excluding any securities covered by the foregoing clause (b)) less than one percent (1%) of the Shares that are outstanding at such time and such Holder is able to dispose of all of its Registrable Securities in any ninety (90) day period pursuant to Rule 144 or 145 (or any similar or analogous rule) promulgated under the Securities Act and the Transfer of such Share is no longer subject to the restrictions on Transfer set forth in Section 4.3. For the avoidance of doubt, it is understood that, with respect to any Registrable Securities for which a Holder holds Securities which are subject to one or more vesting criteria or conditions, such vesting criteria or conditions must be satisfied for such Registrable Securities to be sold pursuant to this Article V. For the avoidance of doubt, it is understood that, with respect to any Registrable Securities for which a Holder holds Securities exercisable for, convertible into or exchangeable for Registrable Securities, to the extent that such Registrable Securities are to be sold pursuant to this Article V, such Holder must exercise the relevant Security or exercise, convert or exchange such relevant Security and transfer the relevant underlying securities that are Registrable Securities (in each case, net of any amounts required to be withheld by the Company in connection with such exercise).

(i)            “Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 or on Form S-1 for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

(j)            “Shelf Take-Down” means any offering or sale of Registrable Securities initiated by an H&F Initiating Holder pursuant to a Shelf Registration Statement.

(k)            “Third Party Holder” means any holder (other than a Holder) of Shares who exercises contractual rights to participate in a registered offering of Shares.

(l)            “Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 (or any successor provision) of the Securities Act.

Section 5.2.      Shelf Registration.

(a)            Filing. Upon the first Business Day of the thirteenth calendar month following an Initial Public Offering or upon an earlier demand by the H&F Initiating Holders, subject to the Company’s rights under Section 5.2(c) and the limitations set forth in Section 5.2(d), the Company shall (i) promptly (but in any event no later than ten (10) days prior to the date such Shelf Registration Statement is declared effective) give written notice (a “Shelf Registration Notice”) of the proposed registration to all Holders and (ii) use its reasonable best efforts to file as soon as reasonably practicable after such date with the SEC or as soon as possible following receipt of such demand from the H&F Initiating Holders and to cause to become effective under the Securities Act a Shelf Registration Statement (which Shelf Registration Statement shall be designated by the Company as an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer at the time of filing such Shelf Registration Statement with the SEC) as will permit or facilitate the sale and distribution of all Registrable Securities held by any of the H&F Stockholders (or, if the H&F Stockholders determine to not include all of their Registrable Securities therein, such lesser amount as such Holder shall request to the Company in writing), together with (x) all or such portion of the Registrable Securities of any Holder or Holders as are specified in a written request received by the Company within five (5) days after such Shelf Registration Notice is given (each such Holder, and each H&F Stockholder, a “Shelf Holder”) (such amount not in any event to exceed the total Registrable Securities held by such Shelf Holder as of the date of such written notice) and (y) all or such portion of the Securities of any Third Party Holder that the Company determines may register securities in such registration (each such Third Party Holder, a “Third Party Shelf Holder”); provided, however, that, if the Company is permitted by applicable law, rule or regulation to add selling securityholders to a Shelf Registration Statement without filing a post-effective amendment, a Holder may request the inclusion of such Holder’s Registrable Securities (such amount not in any event to exceed the total Registrable Securities held by such Shelf Holder) in such Shelf Registration Statement at any time or from time to time, and the Company shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such Holder shall be deemed a Shelf Holder. If, on the date of any demand by the H&F Initiating Holders for the Company to file a Shelf Registration Statement, the Company does not qualify to file a Shelf Registration Statement, then the provisions of Section 5.3 shall apply instead of this Section 5.2. In no event shall the Company be required to file, and maintain effectiveness pursuant to Section 5.2(b) of, more than one Shelf Registration Statement at any one time pursuant to this Section 5.2.

(b)            Continued Effectiveness. Except as otherwise agreed by the H&F Initiating Holders, the Company shall use its reasonable best efforts to keep such Shelf Registration Statement filed pursuant to this Section 5.2 continuously effective under the Securities Act (including by filing and having declared effective an additional Shelf Registration Statement if the then effective Shelf Registration Statement is not permitted to be used pursuant to Rule 415(a)(5) under the Securities Act) in order to permit the Prospectus forming a part thereof to be usable by the Shelf Holders until the earlier of (i) the date as of which all Registrable Securities registered by such Shelf Registration Statement have been sold and (ii) such shorter period as the Shelf Holders of a majority of the Registrable Securities registered on such Shelf Registration Statement, which majority must include the H&F Stockholders to the extent they are Shelf Holders owning Registrable Securities registered on such Shelf Registration Statement (the “Majority Shelf Holders”) may determine.

(c)            Suspension of Filing or Registration. If the Company shall furnish to the Majority Shelf Holders, a certificate signed by the Chief Executive Officer or equivalent senior executive of the Company, stating that the filing, effectiveness or continued use of the Shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company shall have a period of not more than sixty (60) days or such longer period as the Majority Shelf Holders shall consent to in writing, within which to delay the filing or effectiveness (but not the preparation) of such Shelf Registration Statement or, in the case of a Shelf Registration Statement that has been declared effective, to suspend the use by Shelf Holders of such Shelf Registration Statement (in each case, a “Shelf Suspension”); provided, however, that, unless consented to in writing by the Majority Shelf Holders, the Company shall not be permitted to exercise in any twelve (12) month period (i) more than two (2) Shelf Suspensions pursuant to this Section 5.2(c) and Demand Delays pursuant to Section 5.3(a)(ii) in the aggregate or (ii) aggregate Shelf Suspensions pursuant to this Section 5.2(c) and Demand Delays pursuant to Section 5.3(a)(ii) of more than ninety (90) days. Each Shelf Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents for the permitted duration of the Shelf Suspension or until otherwise notified by the Company, except (A) for disclosure to such Shelf Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law. In the case of a Shelf Suspension that occurs after the effectiveness of the Shelf Registration Statement, the Shelf Holders agree to suspend use of the applicable Prospectus for the permitted duration of such Shelf Suspension in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the certificate referred to above. The Company shall notify the Shelf Holders as soon as reasonably practicable upon the termination of any Shelf Suspension, and (1) in the case of a Shelf Registration Statement that has not been declared effective, shall promptly thereafter file the Shelf Registration Statement and use its reasonable best efforts to have such Shelf Registration Statement declared effective under the Securities Act and (2) in the case of an effective Shelf Registration Statement, shall amend or supplement the Prospectus, if necessary, so it does not contain any material misstatement or omission prior to the expiration of the Shelf Suspension and furnish to the Shelf Holders such numbers of copies of the Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Majority Shelf Holders.

(d)            Shelf Take-Downs.

(i)            Generally. Subject to the terms and provisions of this Article IV, a Shelf Take-Down proposed to be initiated by an H&F Initiating Holder (the “Shelf Take-Down Initiating Holder”) may or may not be underwritten and/or Marketed, in each case, as shall be specified in the written demand delivered by the Shelf Take-Down Initiating Holder to the Company pursuant to the provisions of this Section 5.2(d). For the avoidance of doubt, only an H&F Initiating Holder may initiate a Shelf Take-Down.

 (A)            Underwritten Shelf Take Downs. A Shelf Take-Down Initiating Holder (and not any other Shelf Holder) may elect in a written demand delivered to the Company (an “Underwritten Shelf Take-Down Notice”) for any Shelf Take-Down that it has initiated (including any Restricted Shelf Take-Down) to be in the form of an underwritten offering (an “Underwritten Shelf Take-Down”), and the Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration Statement for such purpose as soon as practicable; provided, that any such Underwritten Shelf Take-Down must comply with the minimum size requirements of a Demand Registration set forth in Section 5.3(a). The applicable Shelf Take-Down Initiating Holder shall have the right to select the underwriter or underwriters to administer such Underwritten Shelf Take-Down; provided, that such underwriter or underwriters shall be reasonably acceptable to the Company.

 (B)            With respect to any Underwritten Shelf Take-Down (including any Marketed Underwritten Shelf Take-Down), in the event that a Shelf Holder otherwise would be entitled to participate in such Underwritten Shelf Take-Down pursuant to Section 5.2(d)(iii), the right of such Shelf Holder to participate in such Underwritten Shelf Take-Down shall be conditioned upon such Shelf Holder’s participation in such underwriting and the inclusion of such Shelf Holder’s Registrable Securities in the underwriting to the extent provided herein. The Company shall, together with all Shelf Holders and Third Party Shelf Holders of Registrable Securities of the Company proposing to distribute their securities through such Underwritten Shelf Take-Down, enter into an underwriting agreement in customary form with the underwriter or underwriters selected in accordance with Section 5.2(d)(i)(A). Notwithstanding any other provision of this Section 5.2, if the underwriter shall advise the Company that marketing factors (including an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten in an Underwritten Shelf Take-Down, then the Company shall so advise all Shelf Holders and Third Party Shelf Holders of Registrable Securities that have requested to participate in such Underwritten Shelf Take-Down, and the number of Registrable Securities that may be included in such Underwritten Shelf Take-Down shall be allocated pro rata among such Shelf Holders and Third Party Shelf Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Shelf Holders and Third Party Shelf Holders at the time of such Underwritten Shelf Take-Down; provided, that any Registrable Securities thereby allocated to a Shelf Holder or Third Party Shelf Holder that exceeds such Shelf Holder’s or Third Party Shelf Holder’s request shall be reallocated among the remaining Shelf Holders and Third Party Shelf Holders in like manner. No Registrable Securities excluded from an Underwritten Shelf Take-Down by reason of the underwriter’s marketing limitation shall be included in such underwritten offering.

(ii)            Marketed Underwritten Shelf Take-Downs. The Shelf Take-Down Initiating Holder submitting an Underwritten Shelf Take-Down Notice shall indicate in such notice that it delivers to the Company pursuant to Section 5.2(d)(i) whether it intends for such Underwritten Shelf Take-Down to be Marketed (a “Marketed Underwritten Shelf Take-Down”); provided, that any such Marketed Underwritten Shelf Take-Down shall be deemed to be, for purposes of Section 5.3(a), a Demand Registration and must comply with the minimum size requirements set forth therein. Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall promptly (but in any event no later than ten (10) days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other Shelf Holders of Registrable Securities under such Shelf Registration Statement and any such Shelf Holders requesting inclusion in such Marketed Underwritten Shelf Take-Down must respond in writing within five (5) days after the receipt of such notice. Each such Shelf Holder that timely delivers any such request shall be permitted to sell in such Marketed Underwritten Shelf Take-Down subject to the terms and conditions of this Section 5.2(d).

(iii)            Non-Marketed Underwritten Shelf Take-Downs.

 (A)            With respect to each Underwritten Shelf Take-Down initiated by a Shelf Take-Down Initiating Holder that is not a Marketed Underwritten Shelf Take-Down (a “Restricted Shelf Take-Down”), the Shelf Take-Down Initiating Holder initiating such Restricted Shelf Take-Down shall provide written notice (a “Restricted Shelf Take-Down Notice”) of such Restricted Shelf Take-Down to the Company as far in advance of the completion of such Restricted Shelf Take-Down as shall be reasonably practicable in light of the circumstances applicable to such Restricted Shelf Take-Down and the Company shall promptly distribute such Restricted Shelf Take-Down Notice to all other Eligible Take-Down Holders, which Restricted Shelf Take-Down Notice shall set forth (I) the total number of Registrable Securities expected to be offered and sold in such Restricted Shelf Take-Down, (II) the expected plan of distribution of such Restricted Shelf Take-Down, (III) an invitation to each Eligible Take-Down Holder to elect (Eligible Take-Down Holders who make such an election being “Take-Down Tagging Holders” and, together with the Shelf Take-Down Initiating Holders and all other Persons (other than any Affiliates of the Shelf Take-Down Initiating Holders) who otherwise are transferring, or have exercised a contractual or other right to transfer, Registrable Securities in connection with such Restricted Shelf Take-Down, the “Restricted Take-Down Selling Holders”) to include in the Restricted Shelf Take-Down Registrable Securities held by such Take-Down Tagging Holder (but subject to Section 5.2(d)(i)(B)) and (IV) the action or actions required (including the timing thereof) in connection with such Restricted Shelf Take-Down with respect to each Eligible Take-Down Holder that elects to exercise such right (including the delivery of one or more stock certificates representing Registrable Securities of such Eligible Take-Down Holder to be sold in such Restricted Shelf Take-Down).

 (B)            Upon delivery of a Restricted Shelf Take-Down Notice, each Eligible Take-Down Holder may elect to sell Registrable Securities in such Restricted Shelf Take-Down, at the same price per Registrable Security and pursuant to the same terms and conditions with respect to payment for the Registrable Securities as agreed to by the Shelf Take-Down Initiating Holders, by sending an irrevocable written notice (a “Take-Down Participation Notice”) to the Shelf Take-Down Initiating Holders and the Company within the time period specified in such Restricted Shelf Take-Down Notice, indicating its, his or her election to sell up to the number of Registrable Securities in the Restricted Shelf Take-Down specified by such Eligible Take-Down Holder in such Take-Down Participation Notice (but, in all cases, subject to Section 5.2(d)(i)(B)). Following the time period specified in such Restricted Shelf Take-Down Notice, each Take- Down Tagging Holder that has delivered a Take-Down Participation Notice shall be permitted to sell in such Restricted Shelf Take-Down on the terms and conditions set forth in the Restricted Shelf Take-Down Notice, concurrently with the Shelf Take-Down Initiating Holders and the other Restricted Take-Down Selling Holders, the number of Registrable Securities calculated pursuant to Section 5.2(d)(i)(B). For the avoidance of doubt, it is understood that in order to be entitled to exercise its, his or her right to sell Registrable Securities in a Restricted Shelf Take-Down pursuant to this Section 5.2(d)(iii), each Take-Down Tagging Holder must agree to make the same representations, warranties, covenants, indemnities and agreements, if any, as the Shelf Take-Down Initiating Holders agree to make in connection with the Restricted Shelf Take-Down, with such additions or changes as are required of such Take-Down Tagging Holder by the underwriters. All costs and expenses incurred by the Shelf Take-Down Initiating Holders in connection with such Restricted Shelf Take-Down shall be borne on a pro rata basis in accordance with the number of Registrable Securities being sold by each of the Restricted Take-Down Selling Holders.

 (C)            Notwithstanding the delivery of any Restricted Shelf Take-Down Notice, all determinations as to whether to complete any Restricted Shelf Take-Down and as to the timing, manner, price and other terms and conditions of any Restricted Shelf Take-Down shall be at the sole discretion of the Shelf Take-Down Initiating Holders. Each of the applicable Shelf Holders agrees to reasonably cooperate with each of the other applicable Shelf Holders to establish notice, delivery and documentation procedures and measures to facilitate such other applicable Shelf Holder’s participation in future potential Restricted Shelf Take-Downs pursuant to this Section 5.2(d)(iii).

 (D)            Notwithstanding anything herein to the contrary, except as otherwise agreed by the applicable Shelf Take-Down Initiating Holder that delivered a Restricted Shelf Take-Down Notice to the Company pursuant to Section 5.2(d)(iii)(A), no Shelf Holders other than the Eligible Take-Down Holders will have the right to participate in any Restricted Shelf Take-Down.

Section 5.3.      Demand Registration.

(a)            Holders’ Demand for Registration. If the Company shall receive from the H&F Initiating Holders at any time a written demand that the Company effect any registration (a “Demand Registration”) of Registrable Securities held by such Holders having a reasonably anticipated net aggregate offering price (after deduction of underwriter commissions and offering expenses) of at least the lesser of (x) $25,000,000 and (y) the value of all remaining Registrable Securities held by the H&F Initiating Holders, the Company will:

(i)            promptly (but in any event within ten (10) days prior to the date such registration becomes effective under the Securities Act) give written notice of the proposed registration to all other Holders; and

(ii)            use its reasonable best efforts to effect such registration as soon as practicable as will permit or facilitate the sale and distribution of all or such portion of such H&F Initiating Holders’ Registrable Securities as are specified in such demand, together with all or such portion of the Registrable Securities of any other Holders joining in such demand as are specified in a written demand received by the Company within five (5) days after such written notice is given; provided, that the Company shall not be obligated to file any Registration Statement or other disclosure document pursuant to this Section 5.3 (but shall be obligated to continue to prepare such Registration Statement or other disclosure document) if the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer or equivalent senior executive of the Company, stating that the filing or effectiveness of such Registration Statement would require the Company to make an Adverse Disclosure, in which case the Company shall have an additional period (each, a “Demand Delay”) of not more than sixty (60) days (or such longer period as may be agreed upon by the H&F Initiating Holders) within which to file such Registration Statement; provided, however, that the Company shall not exercise, in any twelve (12) month period, (x) more than two (2) Demand Delays pursuant to this Section 5.3(a)(ii) and Shelf Suspensions pursuant to Section 5.2(c) in the aggregate or (y) aggregate Demand Delays pursuant to this Section 5.3(a)(ii) and Shelf Suspensions pursuant to Section 5.2(c) of more than ninety (90) days. Each Holder shall keep confidential the fact that a Demand Delay is in effect, the certificate referred to above and its contents for the permitted duration of the Demand Delay or until otherwise notified by the Company, except (A) for disclosure to such Holder’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law.

(b)            Underwriting. If the H&F Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwritten offering, they shall so advise the Company as part of their demand made pursuant to this Section 5.3, and the Company shall include such information in the written notice referred to in Section 5.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 5.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. The Company shall, together with all holders of Registrable Securities of the Company proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by a majority-in-interest of the H&F Initiating Holders and reasonably satisfactory to the Company. Notwithstanding any other provision of this Section 5.3, if the underwriter shall advise the Company that marketing factors (including an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders and other holders of Registrable Securities exercising a contractual or other right to dispose of Registrable Securities in such underwriting thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such persons at the time of filing the Registration Statement; provided, that any Registrable Securities thereby allocated to any such person that exceed such person’s request shall be reallocated among the remaining requesting Holders and other requesting holders of Registrable Securities in like manner; and provided, further, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other Securities are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of any other Persons) in such registration if the underwriter so agrees and if the number of Registrable Securities would not thereby be limited.

(c)            Effective Registration. The Company shall be deemed to have effected a Demand Registration if the Registration Statement pursuant to such registration is declared effective by the SEC and remains effective for not less than one hundred eighty (180) days (or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or, if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected if (i) during the Demand Period such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a participating Holder.

Section 5.4.      Piggyback Registration.

(a)            If at any time or from time to time the Company shall determine to register any of its equity securities, either for its own account or for the account of security holders (other than (1) in a registration relating solely to employee benefit plans, (2) a Registration Statement on Form S-4 or S-8 (or such other similar successor forms then in effect under the Securities Act), (3) a registration pursuant to which the Company is offering to exchange its own securities for other securities, (4) a Registration Statement relating solely to dividend reinvestment or similar plans, (5) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities or preferred stock of the Company or any Subsidiary that are convertible into or exchangeable for Securities and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provision) of the Securities Act may resell such notes or preferred stock and sell the Securities into which such notes or preferred stock may be converted or exchanged or (6) a registration pursuant to Section 5.2 or Section 5.3 hereof) the Company will:

(i)            promptly (but in no event less than ten (10) days before the effective date of the relevant Registration Statement) give to each Holder written notice thereof; and

(ii)            include in such registration (and any related qualification under state securities laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made within five (5) days after receipt of such written notice from the Company by any Holder or Holders, except as set forth in Section 5.3(b) below.

Notwithstanding anything herein to the contrary, this Section 5.4 shall not apply (i) prior to the one-year anniversary of an Initial Public Offering in respect of any Holder, unless (x) one or more of the H&F Stockholders elect to participate in such registration or (y) the H&F Stockholders, in their sole discretion, elect by written notice to the Company for this Section 5.4 to apply to the Registrable Securities of any one or more other Holders specified in such notice and/or (ii) to any Shelf Take-Down irrespective of whether such Shelf Take-Down is an Underwritten Shelf Take-Down or not an Underwritten Shelf Take-Down.

(b)            Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 5.4(a)(i). In such event the right of any Holder to registration pursuant to this Section 5.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to dispose of their Registrable Securities through such underwriting, together with the Company and the other parties distributing their securities through such underwriting, shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 5.4, if the underwriters shall advise the Company that marketing factors (including, without limitation, an adverse effect on the per security offering price) require a limitation of the number of Registrable Securities to be underwritten, then the Company may limit the number of Registrable Securities to be included in the registration and underwriting, subject to the terms of this Section 5.4. The Company shall so advise all Holders of Registrable Securities that have requested to participate in such offering, and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated in the following manner: first, to the Company and second, to the Holders and other holders of Registrable Securities exercising a contractual or other right to dispose of Registrable Securities in such underwriting on a pro rata basis based on the total number of Registrable Securities held by such persons; provided, that any Registrable Securities thereby allocated to any such person that exceed such person’s request shall be reallocated among the remaining requesting Holders and other requesting holders of Registrable Securities in like manner. No such reduction shall (i) reduce the Securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below twenty-five percent (25%) of the total amount of Securities included in such registration, unless such offering does not include Securities of any other selling security holders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. For the avoidance of doubt, nothing in this Section 5.4(b) is intended to diminish the number of securities to be included by the Company in the underwriting.

(c)            Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 5.4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

Section 5.5.      Expenses of Registration. All Registration Expenses incurred in connection with all registrations effected pursuant to Section 5.2, Section 5.3 or Section 5.4 or in connection with any other Transfer by the H&F Stockholders shall be borne or reimbursed by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes, underwriters’ discounts or selling commissions relating to Registrable Securities.

Section 5.6.      Obligations of the Company. Whenever required under this Article V to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)            prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for (i) the lesser of one hundred eighty (180) days or until the Holder or Holders have completed the distribution relating thereto or (ii) for such longer period as may be prescribed herein;

(b)            prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended methods of disposition by sellers thereof set forth in such Registration Statement;

(c)            permit any Holder that (in the good faith reasonable judgment of such Holder) might be deemed to be a controlling person of the Company to participate in good faith in the preparation of such Registration Statement and to cooperate in good faith to include therein material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included;

(d)           furnish to the Holders such numbers of copies of the Registration Statement and the related Prospectus, including all exhibits thereto and documents incorporated by reference therein and a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(e)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f)            notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably possible after notice thereof is received by the Company of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such prospectus or for additional information;

(g)           notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)           notify each Holder of Registrable Securities covered by such Registration Statement as soon as reasonably practicable after notice thereof is received by the Company of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, or any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(i)            use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary or final prospectus and, if any such order is issued, to obtain the withdrawal of any such order as soon as practicable;

(j)            make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(k)            use its reasonable best efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by such Registration Statement, the underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the “Blue Sky” or securities laws of each state and other jurisdiction of the United States as any such Holder or underwriters, if any, or their respective counsel reasonably request in writing, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 5.2(b) and Section 5.2(c), as applicable; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation service of process in any such jurisdiction where it is not then so subject;

(l)            obtain for delivery to the Holders of Registrable Securities covered by such Registration Statement and to the underwriters, if any, an opinion or opinions from counsel for the Company, dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such holders or underwriters, as the case may be, and their respective counsel;

(m)           in the case of an underwritten offering, obtain for delivery to the Company and the underwriters, with copies to the Holders of Registrable Securities included in such registration, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;

(n)            use its reasonable best efforts to list the Registrable Securities that are covered by such Registration Statement with any securities exchange or automated quotation system on which the Securities are then listed;

(o)            provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(p)           cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities;

(q)           use its reasonable best efforts to comply with all applicable securities laws and make available to its Holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of section 11(a) of the Securities Act and the rules and regulations promulgated thereunder; and

(r)            in the case of an underwritten offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the underwriters and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

Section 5.7.      Indemnification.

(a)            The Company will, and does hereby undertake to, indemnify and hold harmless each Holder of Registrable Securities and each of such Holder’s officers, directors, trustees, employees, partners, managers, members, equityholders, beneficiaries, affiliates and agents and each Person, if any, who controls such Holder, within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act, with respect to any registration, qualification, compliance or sale effected pursuant to this Article IV, and each underwriter, if any, and each Person who controls any underwriter, of the Registrable Securities held by or issuable to such Holder, against all claims, losses, damages and liabilities (or actions in respect thereto) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, free writing prospectus or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, compliance or sale effected pursuant to this Article IV, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (ii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification, compliance or sale, or (iii) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing (including pursuant to Section 5.6(k)) that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided, that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each such director, officer, trustee, employee, partner, manager, member, equityholder, beneficiary, affiliate, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance and in conformity with written information furnished to the Company by such Holder or underwriter expressly for use therein.

(b)            Each Holder (if Registrable Securities held by or issuable to such Holder are included in such registration, qualification, compliance or sale pursuant to this Article IV) does hereby undertake to indemnify and hold harmless, severally and not jointly, the Company, each of its officers, directors, employees, equityholders, affiliates and agents and each Person, if any, who controls the Company within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act, each underwriter, if any, and each Person who controls any underwriter, of the Company’s securities covered by such a Registration Statement, and each other Holder, each of such other Holder’s officers, directors, employees, partners, equityholders, affiliates and agents and each Person, if any, who controls such Holder within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, free writing prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, and will reimburse, as incurred, the Company, each such underwriter, each such other Holder, and each such officer, director, trustee, employee, partner, equityholder, beneficiary, affiliate, agent and controlling person of the foregoing, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, free writing prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; provided, however, that the aggregate liability of each Holder hereunder shall be limited to the gross proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. It is understood and agreed that the indemnification obligations of each Holder pursuant to any underwriting agreement entered into in connection with any Registration Statement shall be limited to the obligations contained in this Section 5.7(b).

(c)            Each party entitled to indemnification under this Section 5.7 (the “Indemnified Party”) shall give notice to the party required to provide such indemnification (the “Indemnifying Party”) of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party’s expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5.7, except to the extent that such failure to give notice materially prejudices the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that (i) includes as a term thereof the giving by the claimant or plaintiff therein to such Indemnified Party of an unconditional release from all liability with respect to such claim or litigation and (ii) does not include any recovery (including any statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party) other than monetary damages, and provided, that any sums payable in connection with such settlement are paid in full by the Indemnifying Party.

(d)            In order to provide for just and equitable contribution in case indemnification is prohibited or limited by law, the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such actions; provided, however, that, in any case, (i) no Holder will be required to contribute any amount in excess of the gross proceeds after underwriting discounts and commissions received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)            The indemnities provided in this Section 5.7 shall survive the transfer of any Registrable Securities by such Holder.

Section 5.8.        Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article V.

Section 5.9.        Transfer of Registration Rights. The rights contained in Section 5.2, Section 5.3 and Section 5.4 hereof to cause the Company to register the Registrable Securities may be assigned or otherwise conveyed by a Holder pursuant to a Transfer permitted under Article IV.

Section 5.10.      Delay of Registration. No Holder shall have any right to obtain, and hereby waives any right to seek, an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article V.

Section 5.11.      Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the H&F Stockholders, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (i) require the Company to effect a registration or (ii) include any securities in any registration filed under Section 5.2, Section 5.3 and/or Section 5.4, unless, in each case, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not diminish the amount of Registrable Securities that are included in such registration.

Section 5.12.      Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)            make and keep current public information available, within the meaning of Rule 144 (or any similar or analogous rule) promulgated under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

(b)            file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and Exchange Act (after it has become subject to such reporting requirements); and

(c)            so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act (at any time commencing ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

Section 5.13.      “Market Stand Off” Agreement. Notwithstanding anything herein to the contrary, the Company and each Holder hereby agrees, and the Company agrees to cause its directors and executive officers to agree that, during the period beginning ten (10) days before the effective date of a Registration Statement of the Company filed in connection with an Initial Public Offering, and ending not more than one hundred eighty (180) days thereafter, with respect to any underwritten offering following an Initial Public Offering (including any Underwritten Shelf Take-Down), (x) from and after the effective date of a Registration Statement of the Company filed under the Securities Act in connection with such underwritten offering or (y) in the case of an Underwritten Shelf Take-Down off of a Registration Statement filed not in connection with such underwritten offering, during the period from and after the date of the filing of, or after the date of effectiveness of, a preliminary prospectus or prospectus supplement relating to such offering (or if there is no such filing, from and after the first contemporaneous press release announcing commencement of such Underwritten Shelf Take-Down), and ending on such date thereafter as the H&F Initiating Holder that has initiated such underwritten offering (in the case of clause (x)) or such Underwritten Shelf Take-Down (in the case of clause (y)) may agree to with the underwriter or underwriters of such underwritten offering (which period shall in no event exceed ninety (90) days), it and its Affiliates shall not, to the extent requested by the Company and/or any underwriter, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Securities held by it at any time during such period, except Securities included in such registration. The Company and each applicable Holder shall, and the Company agrees to cause its directors and executive officers to, deliver to the underwriter or underwriters of any offering to which this Section 5.13 is applicable a customary agreement reflecting its agreement set forth in this Section 5.13.

Section 5.14.      Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Section 5.2, Section 5.3 or Section 5.4 shall terminate as to such Holder on the date that such Holder, together with its Affiliates and Permitted Assignees, beneficially owns (excluding any securities covered by clause (b) of the proviso set forth in the definition of “Registrable Securities”) less than one percent (1%) of the Securities that are outstanding at such time and such Holder is able to dispose of all of its Registrable Securities in any 90 day period pursuant to Rule 144 or 145 (or any similar or analogous rule) promulgated under the Securities Act.

Section 5.15.      Other Obligations. In connection with a Transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within a prospectus related to the Shelf Registration Statement of which such prospectus forms a part, the Company shall, subject to applicable Law, as interpreted by the Company with the advice of counsel, and the receipt of any customary documentation required from the applicable Stockholders in connection therewith, (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred and (b) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under clause (a). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Stockholders, in connection with the aforementioned Transfers.

Article VI

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 6.1.           Further Assurances. From time to time, at the reasonable request of the Company or the H&F Stockholders and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 6.2.           Other Businesses; Waiver of Certain Duties.

(a)            The parties expressly acknowledge and agree that to the fullest extent permitted by applicable law, each of the H&F Stockholders (including (x) their respective Affiliates, (y) any portfolio company in which they or any of their respective Affiliates have made an investment and (z) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the directors of the Company or any of its Subsidiaries appointed by any of the H&F Stockholders:

(i)           have the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Company or any of its Subsidiaries or deemed to be competing with the Company or any of its Subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other Person, with no obligation to offer to the Company or any of its Subsidiaries or any Stockholder of the Company or any of its Subsidiaries the right to participate therein;

(ii)          may invest in, or provide services to, any Person that directly or indirectly competes with the Company or any of its Subsidiaries; and

(iii)         shall have no duty (fiduciary, contractual or otherwise) to communicate or present any knowledge of a potential transaction or matter that may be a corporate or other business opportunity for the Company or any of its Subsidiaries to the Company or any of its Subsidiaries or any Stockholder of the Company or any of its Subsidiaries, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of its Subsidiaries or any Stockholder of the Company or any of its Subsidiaries (or their respective Affiliates) for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that such Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another Person or does not present such opportunity to the Company or any of its Subsidiaries or any Stockholder of the Company or any of its Subsidiaries (or their respective Affiliates).

For the avoidance of doubt, the parties acknowledge that this paragraph is intended to disclaim and renounce, to the fullest extent permitted by applicable law, any right of the Company or any of its Subsidiaries with respect to the matters set forth herein, and this paragraph shall be construed to effect such disclaimer and renunciation to the fullest extent permitted by law.

(b)           The provisions of this Section 6.2, to the extent that they restrict the duties and liabilities of any of the H&F Stockholders or any director of the Company appointed by any of the H&F Stockholders otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the H&F Stockholders or any such director of the Company appointed by any of the H&F Stockholders to the fullest extent permitted by applicable law.

Section 6.3.           Legends on Securities.

(a)            Each certificate (or book entry share) evidencing Securities owned by a Stockholder and which are subject to the terms of this Agreement shall bear (or be subject to in the case of book entry shares) a legend substantially in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS.

IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS AGREEMENT, DATED AS OF                , 2021 (AS MAY BE AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME), AND MAY NOT BE VOTED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT.

In the event that any such Securities shall cease to be SEC Restricted Securities and such Securities shall continue to be represented by certificates (or be in book entry form), the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate (or book entry share) representing such Securities without the first paragraph of the legend required by this Section 6.3. In the event that any Securities so represented by certificates (or in book entry form) shall cease to be subject to the restrictions on transfer set forth in this Agreement and such Securities shall continue to be represented by certificates (or be in book entry form), the Company shall, upon the request of the holder thereof, issue to such holder a new certificate (or book entry share) representing such Securities without the second paragraph of the legend required by this Section 6.3.

(b)           To the extent any SEC Restricted Securities hereafter issued, whether upon transfer or original issue, are to be represented by certificates (or in book entry form), all such SEC Restricted Securities shall be endorsed with a like legend.

Section 6.4.           Reimbursement.

(a)            The Company, will, and will cause its Subsidiaries to, pay directly or reimburse, or cause to be paid directly or reimbursed, the H&F Stockholders and each of their respective Affiliates the actual and reasonable out-of-pocket costs and expenses incurred by the H&F Stockholders and their respective Affiliates in connection with their investment in the Company, including (i) fees and actual and reasonable out-of-pocket disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants retained by such H&F Stockholders or any of their Affiliates, (ii) reasonable costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by such H&F Stockholders or any of their respective Affiliates, (iii) any actual and reasonable out-of-pocket costs and expenses incurred by the H&F Stockholders and their Affiliates in connection with the provision of any personnel or services to the Company or its Subsidiaries, and (iv) transportation, word processing expenses or any similar expense not associated with their or their Affiliates’ ordinary operations.

(b)           For the avoidance of doubt, no Stockholder or its Affiliates will receive any monitoring, transaction or similar fee from the Company or any of its Subsidiaries.

(c)            All payments or reimbursement for such expenses will be made by wire transfer in same-day funds to the bank account designated by such H&F Stockholders or its relevant Affiliate promptly upon or as soon as practicable following request for reimbursement.

(d)           Directors shall be reimbursed by the Company or a Subsidiary of the Company for all actual and reasonable out-of-pocket costs and expenses incurred by them in connection with their service on the Board (including accommodation and travel costs (which in the case of air travel shall be limited to travel by commercial airlines; provided, that if a director of the Board elects to travel by private aircraft for a particular trip, the amount reimbursed shall not exceed the amount of a first-class flight for an equivalent trip)). In the case of a director who is also an employee of the Company or any Subsidiary, the foregoing expense reimbursement shall not include any costs and expenses incurred by such director with respect to entering into an employment, equity, award, grant or other arrangements with the Company or any Subsidiary, except as otherwise agreed to in writing between the Company (and approved in advance by the Board) and any such director. In the case of any director who is a partner or employee of any Affiliate of the H&F Stockholders, such reimbursement may be paid to any of the H&F Stockholders or their Affiliate.

Article VII

ADDITIONAL PARTIES

Section 7.1.           Additional Parties. Additional parties may be added to and be bound by and receive the benefits and be subject to the obligations provided by this Agreement upon the signing and delivery of a counterpart of this Agreement or a Joinder Agreement (and, if applicable a Consent of Spouse) to the Company and the acceptance thereof by such additional parties and, to the extent permitted by Section 7.1, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such Stockholder as the Company and such Stockholder may agree. In the case of execution of a counterpart of this Agreement as opposed to a joinder hereto, promptly after signing and delivering such a counterpart of this Agreement, the Company will deliver a conformed copy thereof to all of the parties.

Article VIII

INDEMNIFICATION

Section 8.1.           Indemnification.

(a)            To the fullest extent permitted by law, the Company shall, and shall cause its Controlled Entities to, indemnify and hold harmless each Covered Person and each former Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively, “Claims”), by reason of the fact that he or she, his or her testator or intestate is or was a director or officer of the Company, any of its Controlled Entities or any of their respective predecessors or serves or served at any other enterprise as a director, officer, partner, shareholder, member or manager at the request of the Company, any of its Controlled Entities or any of their respective processors (an “Indemnitee”) and, upon request of such Indemnitee, the Company shall, and shall cause its Controlled Entities to, advance expenses to such Indemnitee in connection with any such Claim (subject to such Indemnitee providing an undertaking to repay such advances if it is ultimately determined that such individual is not entitled to indemnification); provided, that the foregoing indemnification shall not apply to (i) any Claim with respect to which a court of competent jurisdiction has determined that such Indemnitee has engaged in fraud, willful misconduct, bad faith or gross negligence, (ii) any Claim initiated by such Indemnitee unless such Claim (or part thereof) (A) was brought to enforce such Indemnitee’s rights to indemnification hereunder or (B) was authorized or consented to by the Board or (iii) any Claims from any transaction from which such Indemnitee derived an improper personal benefit.

(b)           The Company acknowledges and agrees that the Company shall, and to the extent applicable shall cause its Controlled Entities to, be fully and primarily responsible for the payment to the Indemnitee in respect of indemnified liabilities in connection with any Jointly Indemnifiable Claims (as defined below), pursuant to and in accordance with (as applicable) the terms of (i) in the case of the Company and any Controlled Entities that are Delaware corporations, the Delaware General Corporation Law, as amended; in the case of any Controlled Entities that are Delaware limited partnerships, the Delaware Revised Uniform Limited Partnership Act, as amended; in the case of any Controlled Entities that are Delaware limited liability companies, the Delaware Limited Liability Company Act, as amended, (ii) this Agreement and the certificate of incorporation and bylaws of the Company, (iii) any director indemnification agreement, (iv) any other agreement between the Company or any of its Controlled Entities and the Indemnitee pursuant to which the Indemnitee is indemnified, (v) the laws of the jurisdiction of incorporation or organization of the Company or any Controlled Entity and/or (vi) the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Controlled Entity ((i) through (vi) collectively, the “Indemnification Sources”), irrespective of any right of recovery the Indemnitee may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company, any Controlled Entity or the insurer under and pursuant to an insurance policy of the Company or any Controlled Entity) from whom an Indemnitee may be entitled to indemnification with respect to which, in whole or in part, the Company or any Controlled Entity may also have an indemnification obligation (collectively, the “Indemnitee-Related Entities”). Under no circumstance shall the Company or any Controlled Entity be entitled to any right of subrogation or contribution by the Indemnitee-Related Entities and no right of advancement or recovery the Indemnitee may have from the Indemnitee-Related Entities shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or any Controlled Entity under the Indemnification Sources. In the event that any of the Indemnitee-Related Entities shall make any payment to the Indemnitee in respect of indemnification with respect to any Jointly Indemnifiable Claim, (x) the Company shall, and to the extent applicable shall cause the Controlled Entities to, reimburse the Indemnitee-Related Entity making such payment to the extent of such payment promptly upon written demand from such Indemnitee-Related Entity, (y) to the extent not previously and fully reimbursed by the Company and/or any Controlled Entity pursuant to clause (x), the Indemnitee-Related Entity making such payment shall be subrogated to the extent of the outstanding balance of such payment to all of the rights of recovery of the Indemnitee against the Company and/or any Controlled Entity, as applicable, and (z) Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the Indemnitee-Related Entities effectively to bring suit to enforce such rights. The Company and the Indemnitees agree that each of the Indemnitee-Related Entities shall be third-party beneficiaries with respect to this Section 8.1(b), entitled to enforce this Section 8.1(b) as though each such Indemnitee-Related Entity were a party to this Agreement. The Company shall cause each of the Controlled Entities to perform the terms and obligations of this Section 8.1(b) as though each such Controlled Entity was a party to this Agreement. For purposes of this Section 8.1(b), the term “Jointly Indemnifiable Claims” shall be broadly construed and shall include, without limitation, any indemnified liabilities for which the Indemnitee shall be entitled to indemnification from both (1) the Company and/or any Controlled Entity pursuant to the Indemnification Sources, on the one hand, and (2) any Indemnitee-Related Entity pursuant to any other agreement between any Indemnitee-Related Entity and the Indemnitee pursuant to which the Indemnitee is indemnified, the laws of the jurisdiction of incorporation or organization of any Indemnitee-Related Entity and/or the certificate of incorporation, certificate of organization, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or other organizational or governing documents of any Indemnitee-Related Entity, on the other hand.

(c)            Neither any amendment nor repeal of this Section 8.1, nor the adoption of any provision of this Agreement inconsistent with this Section 8.1, shall eliminate or reduce the effect of this Section 8.1 in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Section 8.1, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(d)           The rights of any Indemnitee to indemnification pursuant to this Section 8.1 will be in addition to any other rights any such Person may have under any other Section of this Agreement or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of limited partnership, limited partnership agreement, certificate of incorporation or bylaws (or equivalent governing documents) of the Company or any of its Subsidiaries.

Section 8.2.           Insurance. The Company shall maintain in effect at all times directors’ and officers’ liability insurance reasonably satisfactory to the Board.

Article IX

MISCELLANEOUS

Section 9.1.           Entire Agreement; Third Party Beneficiaries. This Agreement (including any exhibits hereto) and the other documents and agreements referred to herein and therein (including any agreement pursuant to which any Security was granted or issued) constitute the entire understanding and agreement among the parties hereto as to restrictions on the transferability of Securities and the other matters covered herein and therein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, this Agreement shall govern as among the parties hereto. Except for Section 8.1 and Article VII (which will also be for the benefit of the applicable Persons set forth therein that are not parties to this Agreement, and any such Person will have the rights provided for therein), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

Section 9.2.           Specific Performance. Subject to Section 5.10, the parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 9.3.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and performed entirely within such State.

Section 9.4.           Submission to Jurisdiction.

(a)            Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of Delaware or in the United States District Court for the District of Delaware and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 9.12 of this Agreement, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 9.4(b), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(b)           Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in Section 9.4(a) and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

(c)            The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

Section 9.5.           Obligations. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 9.6.           Consents, Approvals and Actions. If any consent, approval or action of the H&F Stockholders is required at any time pursuant to this Agreement, such consent, approval or action shall be deemed given if the holders of a majority of the outstanding Shares held by the H&F Stockholders at such time provide such consent, approval or action in writing at such time.

Section 9.7.           Amendments.

(a)            This Agreement may be amended, restated, modified or waived, in whole or in part, at any time pursuant to an agreement in writing executed by the Company and the H&F Stockholders; provided, that, subject to Section 9.7(b) below:

(i)           any amendment, restatement, modification or waiver of this Agreement shall also require the Employee Stockholders Approval if such amendment or modification would materially and adversely affect the Employee Stockholders without similarly and proportionately adversely affecting all Stockholders similarly situated; provided, that the Employee Stockholders Approval shall not be required to amend or modify any of the following sections unless such amendment or modification would adversely affect the Employee Stockholders: Section 4.2(b) or Section 4.3 (Restrictions on Transfer), Article V (Registration Rights) or this Section 9.7 (Amendments) (in each case including the definitions used therein);

(ii)          no such amendment, restatement, modification or waiver requiring the Employee Stockholders Approval pursuant to clause (i) shall be effective as to a particular Employee Stockholder if such amendment or modification would materially and adversely affect such Employee Stockholder without similarly and proportionately adversely affecting all Employee Stockholders similarly situated, unless such Employee Stockholder has voted in favor thereof;

(iii)         in the event the H&F Stockholders no longer hold any Shares, this Agreement may be amended, restated, modified or waived with the written consent of (A) the Company and (B) the Stockholders holding a majority of the Shares held by the Stockholders; and

(iv)         notwithstanding anything herein to the contrary, including this Section 9.7(a), any amendment, restatement, modification or waiver that has the effect of adversely affecting the rights of the H&F Stockholders under Section 3.1 (Board of Directors), Article V (Registration Rights), Section 6.2 (Other Businesses; Waiver of Certain Duties), Section 6.4 (Reimbursement), Article VIII (Indemnification), Section 9.6 (Consents, Approvals and Actions), Section 9.11 (Termination; Effect of Termination), Section 9.14 (Aggregation of Securities), Section 9.15 (No Third Party Liabilities), Section 9.16 (Independent Nature of Stockholders’ Obligations and Rights), Section 9.19 (Logo) or this Section 9.7 (Amendments) shall, in each case, require the prior written consent of the H&F Stockholders.

(b)           Notwithstanding anything to the contrary in Section 9.7(a), in addition to other amendments or modifications authorized herein, amendments or modifications may be made to this Agreement from time to time by the Company and the H&F Stockholders without the consent of any other Stockholder or group of Stockholders, (i) to correct typographical or ministerial errors, (ii) to add or delete any provision of this Agreement required to be added or deleted in order to comply with, or avoid a violation of, applicable law, (iii) in connection with the admission of any Person as an additional Stockholder, to provide such Persons with (w) the right to nominate one or more directors to the Board, (x) consent or other protective rights with respect to potential actions by the Company and/or its Subsidiaries (and the grant of such rights to the H&F Stockholders) and (y) the pro rata right to participate in (or be subject to or receive) the rights set forth in Article V and/or Section 9.7 of this Agreement; (iv) to fix for any new class or series of Securities such voting powers, distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in such amendment; and (v) to cure any ambiguity or correct or supplement any provision of this Agreement that may be incomplete or inconsistent with any other provision contained in this Agreement; provided, that such amendment does not materially and adversely affect any Stockholder without similarly and proportionately adversely affecting all Stockholders similarly situated, unless such Stockholder has voted in favor thereof.

Section 9.8.          Assignment of Rights by the H&F Stockholders. Notwithstanding anything in this Agreement to the contrary, the H&F Stockholders shall have the right to assign any or all of their rights under this Agreement to any Person or Persons to whom an H&F Stockholder or transfers Securities in compliance with Article IV.

Section 9.9.           Subsequent Acquisition of Securities. Any Securities acquired subsequent to the date hereof by a Stockholder shall be subject to the terms and conditions of this Agreement and such securities shall be considered to be “Shares”, “Securities” and/or “Share Equivalents,” as applicable, as such terms are used herein for purposes of this Agreement.

Section 9.10.         Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 9.11.         Termination; Effect of Termination. Subject to the last sentence of this Section 9.11, the rights and obligations of a Stockholder shall automatically terminate without any further action upon from and after such time as such Stockholder no longer owns Securities. This Agreement shall terminate automatically upon the earliest to occur of (i) such time that the H&F Stockholders collectively no longer own any Securities, (ii) the written consent of the H&F Stockholders and the holders of a majority of the issued and outstanding Securities held by the Non-H&F Stockholders and (iii) the dissolution or liquidation of the Company. This Article IX, Section 5.7, Section 6.2, Section 6.4 (until all applicable fees, costs and/or expenses have been paid or reimbursed by the Company) and Article VIII shall survive any termination of this Agreement, and any termination of rights and obligations of a Stockholder, in each case pursuant to this Section 9.11.

Section 9.12.         Notices.

(a)         Any and all notices, consents, designations, offers, acceptances or other communications required, or contemplated under, or otherwise provided for, herein shall be given in writing unless otherwise specified herein, by personal delivery or email, or overnight delivery service, which shall be addressed, in the case of the Company to the address set forth below, and, in the case of any Stockholder, (x) to such Stockholder’s address appearing on the signature page of such Stockholder to this Agreement or appearing in the Joinder Agreement entered into by such Stockholder, (y) to such party’s address appearing in the books of the Company and/or (z) such other address as may be designated by such party in writing to the Company.

If to the Company, to:

Snap One Holdings Corp.

1800 Continental Blvd, Suite 300

Charlotte, NC 28273

Attn:     [

]
Email:    [

]

with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP
2475 Hanover Street
Palo Alto, California 94304
Attn:     [

]
Email:    [

]

(b)           Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof (with confirmation of receipt), and, if given by email, subject to receipt of non-automated confirmation of receipt, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day, and one (1) Business Day after sending if by overnight delivery service.

(c)            Each party shall have the right to change its address set forth in the books and records maintained by the Company by delivering notice complying with the foregoing provisions of this Section 9.12 to the Company.

Section 9.13.         Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects valid and enforceable.

Section 9.14.         Aggregation of Securities. All Securities beneficially owned by the H&F Stockholders shall be aggregated together for purposes of determining the rights or obligations of any member of the H&F Stockholders or the application of any restrictions to any member of H&F Stockholders under this Agreement in each instance in which such right, obligation or restriction is determined by any ownership threshold.

Section 9.15.         No Third Party Liabilities. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to any of this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto, as applicable; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless a party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 9.16.         Independent Nature of Stockholders’ Obligations and Rights. Each Stockholder and the Company agrees that the arrangements contemplated by this Agreement are not intended to constitute the formation of a “group” (as defined in section 13(d)(3) of the Exchange Act). Each Stockholder agrees that, for purposes of determining beneficial ownership of such Stockholder, it shall disclaim any beneficial ownership by virtue of this Agreement of the Shares owned by the other Stockholders (other than, in the case of the H&F Stockholders, as amongst the Stockholders within such defined group), and the Company agrees to recognize any such disclaimer in its Exchange Act and Securities Act reports. The obligations of each Stockholder under this Agreement are several and not joint with the obligations of any other Stockholder, and no Stockholder shall be responsible in any way for the performance of the obligations of any other Stockholder under this Agreement. Nothing contained herein, and no action taken by any Stockholder pursuant hereto, shall be deemed to constitute the Stockholders as, and the Company acknowledges that the Stockholders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Stockholders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Stockholders are not acting in concert or as a group, and the Company shall not assert any such claim, in each case, with respect to such obligations or the transactions contemplated by this Agreement. The decision of each Stockholder to enter into this Agreement has been made by such Stockholder independently of any other Stockholder. Each Stockholder acknowledges that no other Stockholder has acted as agent for such Stockholder in connection with such Stockholder making its investment in the Company and that no other Stockholder will be acting as agent of such Stockholder in connection with monitoring such Stockholder’s investment in the Shares or enforcing its rights under this Agreement. The Company and each Stockholder confirms that each Stockholder has had the opportunity to independently participate with the Company and its subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Stockholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Stockholder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the rights and obligations contemplated hereby was solely in the control of the Company, not the action or decision of any Stockholder, and was done solely for the convenience of the Company and its subsidiaries and not because the Company was required to do so by any Stockholder. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Stockholder, solely, and not between the Company and the Stockholders collectively and not between and among the Stockholders.

Section 9.17.         Effectiveness. This Agreement shall become effective on the day immediately preceding the date on which a registration statement on Form 8-A, or any successor form thereto, with respect to the Common Stock first becomes effective under the Exchange Act. This Agreement shall automatically terminate if the Underwriting Agreement is terminated prior to the completion of the Initial Public Offering referenced therein for any reason or the Initial Public Offering contemplated by the Underwriting Agreement is not consummated on or before the tenth (10th) Business Day following the date of this Agreement.

Section 9.18.         Counterparts; Electronic Delivery. This Agreement and any other notices and other documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No party hereto shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each party to this Agreement forever waives any such defense. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 9.19.         Logo. The Company hereby irrevocably consents to the use of its and its Subsidiaries’ trademarks (including logos, as well as trade names) by each of the H&F Stockholders in relation to its investment business, including in reports to investors and potential investors, on its website or other online fora or media, and/or in offering memoranda and other marketing materials for its related investment funds or Affiliates.

Section 9.20.         Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 9.20 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 9.21.         Reinstatement of Terms of Unitholders Agreement. The parties hereto hereby agree that in the event this Agreement becomes effective but is subsequently terminated pursuant to Section 9.17, the parties shall execute a stockholders agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, the terms of the Unitholders Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be signed by its officer thereunto duly authorized as of the date first written above.

COMPANY:

SNAP ONE HOLDINGS CORP.

By:
Name:
Title:

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be signed by its officer thereunto duly authorized as of the date first written above.

INITIAL H&F STOCKHOLDERS:

[______________________]

By:	[______________________]

By:	[______________________]

By:
Name:
Title:

Address:

c/o Hellman & Friedman LLC 415 Mission Street, Suite 5700
San Francisco, CA 94105
Attn: [ ]
Email: [ ]

with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP 2475 Hanover Street
Palo Alto, California 94304
Attn: [ ]
Email: [ ]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be signed by its officer thereunto duly authorized as of the date first written above.

[ADDITIONAL SIGNATURES TO COME]

By:
Name:
Title:

Address

Email

Exhibit A

JOINDER AGREEMENT

The undersigned is executing and delivering this omnibus joinder agreement (this “Joinder Agreement”) pursuant to the Stockholders Agreement of Snap One Holdings Corp., a Delaware corporation, dated as of                , 2021 (as may be amended, supplemented, restated or modified from time to time in accordance with its terms, the “Stockholders Agreement”). Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to them in the Stockholders Agreement.

By executing and delivering this Joinder Agreement, the undersigned hereby adopts and approves the Stockholders Agreement and agrees, effective commencing on the date on which the undersigned first becomes the owner of any Shares, to become a party to, to be bound by, to comply with, and that his, her or its Shares are subject to the Stockholders Agreement in the same manner as if the undersigned were an original signatory to such agreement as a Stockholder.

The undersigned expressly acknowledges and agrees that the undersigned shall not be entitled to any rights pursuant to the Stockholders Agreement unless the undersigned shall have executed and delivered this Joinder Agreement.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ____________, 202_.

Signature

Print Name

Address

Email

Exhibit B

CONSENT OF SPOUSE

I, _________________, the undersigned spouse of _________________, hereby acknowledge that I am aware that the Stockholders Agreement of Snap One Holdings Corp., a Delaware corporation, dated as of                , 2021 (as may be amended, supplemented, restated or modified from time to time in accordance with its terms, the “Stockholders Agreement”), imposes certain transfer obligations and restrictions on my spouses’ Shares (as defined in the Stockholders Agreement). I agree that my spouse’s interest in the Shares are subject to the Stockholders Agreement and any interest I may have in such Shares shall also be irrevocably bound by such Stockholders Agreement and, further, that my community property interest in such Stockholders Agreement, if any, shall be similarly bound by such Stockholders Agreement.

I am aware that the legal, financial and other matters contained in the Stockholders Agreement are complex and I am encouraged to seek advice with respect thereto from independent legal and/or financial counsel. I have either sought such advice or determined after carefully reviewing the Stockholders Agreement that I hereby waive such right.

Acknowledged and agreed this ___ day of _____, 202_

Insert Signature of Spouse Above

Provide Address of Spouse Below:

Telephone:

Email:

Exhibit C

[SPECIFIED STOCKHOLDERS]

Exhibit D

SPECIFIED MANAGEMENT STOCKHOLDERS

Management Stockholder	No. of Shares
[ ]	[ ]
[ ]	[ ]
[ ]	[ ]